EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Commercial Metals Company and the effectiveness of Commercial Metals Company’s internal control over financial reporting dated October 30, 2009, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 2009.
/s/ Deloitte & Touche LLP
Dallas, Texas
January 29, 2010